EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of S&C Holdco 3, Inc. (the “Company”) for the fiscal year ended May 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sam B. Rovit, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Sam B. Rovit

Sam B. Rovit
Chief Executive Officer
Date: August 18, 2006